EXHIBIT 99.1

For immediate release:

MEDIA CONTACT:
Kim Wiemuth
Corporate Communications
Kitty Hawk, Inc.
888-431-3137
kwiemuth@kha.com

KITTY HAWK, INC. APPROVED TO BEGIN TRADING ON THE AMERICAN STOCK EXCHANGE

DALLAS, TEXAS (August 24, 2004) – Kitty Hawk, Inc. today announced that it has been approved to begin trading on the American Stock Exchange. Kitty Hawk expects to begin trading on the American Stock Exchange today under the ticker symbol “KHK.” The company’s old ticker symbol “KTHK.OB” will no longer be used.

“We are looking forward to having our company listed on a quality national exchange like the American Stock Exchange,” said Robert W. Zoller, Jr., Kitty Hawk’s president and chief executive officer. “Our company has made great strides the past couple years. The American Stock Exchange listing reflects that progress and our continued momentum and success going forward.”

About Kitty Hawk, Inc.

As a recognized leader in air cargo customer service, Kitty Hawk is the premier provider of guaranteed, mission-critical, scheduled overnight air freight transportation to approximately 60 cities across North America including, Alaska, Hawaii, Toronto, Canada, and San Juan, Puerto Rico. With more than 30 years experience in the aviation and air freight industries, Kitty Hawk plays a key connecting role in the global supply chain. Kitty Hawk serves the logistics needs of more than 1,500 freight forwarders, integrated carriers and major airlines with its fleet of B727 freighter aircraft, its ground truck-network, as well as its 239,000 square-foot cargo warehouse, US Customs clearance and sort facility at its Fort Wayne, Indiana hub. As the North American launch customer for the environmentally friendly and fuel efficient, Boeing 737-300SF aircraft, extensive air/ground cargo network and award-winning cargo airline, Kitty Hawk’s guaranteed, over-night, mission-critical service is right on target for special goods with unique dimension, perishables, animals, as well as valuable shipments.

This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: failure to meet the listing standards of the American Stock Exchange prior to beginning trading on the exchange, economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the company’s significant indebtedness; downgrades of the company’s credit ratings; the competitive environment and other trends in the company’s industry; changes in laws and regulations; changes in the company’s operating costs including fuel; changes in the company’s business plans; interest rates and the availability of financing; liability and other claims asserted against the company; labor disputes; the company’s ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the company’s Annual Report on Form 10-K/A for the year ended December 31, 2003. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company’s business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

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